UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2004

PS BUSINESS PARKS, INC.
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	1-10709 (Commission File Number)	95-4300881 (I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On November 23, 2004, the Company announced that it has completed the sale of two assets located in Maryland. Included in the sale were CenterPointe, a 254,000 square foot Flex Park in Landover, Maryland, and Largo 95, a 150,000 square foot Flex Park in Largo, Maryland. The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: November 24, 2004
By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 November 23, 2004
Contact:           Mr. Edward A. Stokx
                          (818)244-8080, Ext. 649

PS Business Parks, Inc. Announces Asset Sales

GLENDALE, California — PS Business Parks, Inc. (AMEX:PSB) announced today that it has completed the sale of two assets located in Maryland. Included in the sale were CenterPointe, a 254,000 square foot Flex Park in Landover, Maryland, and Largo 95, a 150,000 Flex Park in Largo, Maryland. The properties had a combined weighted average occupancy of 86% for the third quarter of 2004. In connection with the sale, the Company repaid a $7.7 million mortgage secured by CenterPointe. Net proceeds from the sale, after debt repayment, transaction costs and a prepayment fee on the repaid mortgage, were approximately $35.0 million.

In addition, the Company announced that on November 3, 2004, it completed the sale of one 7,000 square foot unit at Miami International Commerce Center. The unit was included in the 11 units, aggregating 90,000 square feet, the Company previously indicated were held for sale. Net proceeds from the sale, net of transaction costs, were approximately $800,000.

Proceeds from the sales will be used for general working capital purposes.

Company Information

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of November 23, 2004, PSB wholly-owned approximately 18.0 million net rentable square feet of commercial space with approximately 3,600 customers located in eight states, concentrated primarily in California (5,160,000 sq. ft.), Texas (2,852,000 sq. ft.), Florida (3,335,000 sq. ft.), Oregon (1,939,000 sq. ft.), Virginia (2,786,000 sq. ft.) and Maryland (1,242,000 sq. ft.).

Additional information about PS Business Parks, Inc. is available on the Internet. The Company's web site is www.psbusinessparks.com.